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                                                                    Exhibit 99.1


                              GLACIER BANCORP, INC.

             AMENDED AND RESTATED 1994 DIRECTORS' STOCK OPTION PLAN
                    (Original Plan Effective March 14, 1994)
          (Amendments Effective November 1, 1996 and February 24, 1999)


                                    ARTICLE I
                           ESTABLISHMENT OF THIS PLAN

Glacier Bancorp, Inc. ("Bancorp") hereby establishes this 1994 Directors' Stock Option Plan ("Plan") under the terms and conditions provided below.


                                   ARTICLE II
                              PURPOSE OF THIS PLAN

The purpose of this Plan is to improve Bancorp's growth and profitability by providing its nonemployee directors with a proprietary interest in Bancorp through grants of nonqualified stock options ("Options") to purchase shares of Bancorp's common stock, par value $.0l per share ("Common Stock").


                                   ARTICLE III
                           ADMINISTRATION OF THIS PLAN

3.1 ADMINISTRATION. This Plan shall be administered by the entire Board of Directors ("Board") of Bancorp. The Board shall have the power, subject to and within the limits of the express provisions of this Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Bancorp with respect to this Plan.

3.2 COMPLIANCE WITH LAW. All Options under this Plan shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Bancorp shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which Bancorp shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

3.3 RESTRICTIONS ON TRANSFER. Bancorp may place a legend upon any certificate representing shares acquired pursuant to an Option granted under this Plan, to the effect that the transfer of such shares may be restricted by applicable laws and regulations.



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                                   ARTICLE IV
                                   ELIGIBILITY

Options shall be granted in accordance with the terms of this Plan to each director of Bancorp who is not an employee of Bancorp or any subsidiary of Bancorp ("nonemployee director") and to each director of the subsidiary financial institutions of Bancorp: Glacier Bank FSB, First National Bank of Whitefish, First National Bank of Eureka, and any others hereafter acquired or formed by Bancorp (the "Subsidiary Banks") who is not an employee of Bancorp or any subsidiary of Bancorp. No honorary directors, advisory directors or directors emeritus is entitled to receive Options under this Plan.


                                    ARTICLE V
                        COMMON STOCK COVERED BY THIS PLAN

Effective as of February 24, 1999, the aggregate number of shares of Common Stock of Bancorp which may be issued under this Plan, subject to adjustment as provided in Article VIII, shall be 190,750. The shares of Common Stock issued under this Plan may be authorized but unissued shares, treasury shares or shares purchased by Bancorp on the open market or from private sources for use under this Plan.


                                   ARTICLE VI
                                  OPTION GRANTS

6.1 INITIAL GRANTS. As of the Effective Date of this Plan, each nonemployee director of Bancorp shall be granted an Option to purchase 5,000 shares of Common Stock and each nonemployee director of a Subsidiary Bank shall be granted an Option to purchase 1,000 shares of Common Stock, effective at such time and with a per share exercise price as set forth in Section 7.2.

6.2 NEW DIRECTORS. Each person subsequent to the Effective Date who is newly elected as a nonemployee member of the Board shall receive an Option to purchase 1,000 shares of Common Stock, or such lesser number as may then be available for grant under this Plan, at the price per share set forth in Section 7.2.

6.3 APPROVAL OF GRANTS. All Option grants under this Plan must be approved in advance by the Board and set forth in Schedule A attached hereto. The Board's approval of an Option grant under this Plan shall constitute its approval of all transactions by the Optionee that are either contemplated or permitted under this Plan or applicable Option agreement.

                                   ARTICLE VII
                                  OPTION TERMS

7.1 OPTION AGREEMENT. The proper officers of Bancorp and each Optionee shall execute an Option agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price and such other terms, conditions and provisions as are appropriate,



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provided that they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Option agreement.

7.2 EXERCISE PRICE. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to Section
6.2 shall be equal to the greater of (i) the par value of share of Common Stock and (ii) the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of this Plan, the Fair Market Value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board.

7.3 VESTING AND EXERCISE OF OPTIONS. Subject to the approval of stockholders of Bancorp pursuant to Article XII, all Options granted under this Plan shall become vested and exercisable six (6) months following the date of grant, provided, however, in the case of any Option granted prior to the date that this Plan is approved by the requisite vote of the stockholders of Bancorp pursuant to Article XII, the shares of Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date that stockholder approval is received.

7.4 DURATION OF OPTIONS.

        (a) General. Each Option or portion thereof shall be exercisable at any time on or after it vests until the earlier of (i) five (5) years after the date of grant or (ii) the third annual anniversary of the date on which the Optionee ceases to be a nonemployee director.

        (b) Termination Due to Death, Disability, Retirement or Resignation. If an Optionee dies while serving as a nonemployee director or within three
        (3) years following the termination of the Optionee's service as a nonemployee director as a result of disability, retirement or resignation without having fully exercised his or her Options, the Optionee's executors, administrators, legatees or distributes of his or her estate shall have the right, during the twelve-month period following such death, to exercise such Options, provided that no Option shall be exercisable within six (6) months after the date of grant or more than five (5) years from the date it was granted.

        (c) Removal for Cause. Options granted to a nonemployee director who is removed for cause in accordance with Bancorp's Articles of Incorporation shall terminate as of the effective date of such removal.



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7.5 NONASSIGNABILITY. Options shall not be transferable by any Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by the Optionee or his or her guardian or legal representative.

7.6 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option agreement provided for in Section 7.1.

7.7 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to Bancorp upon exercise of the Option. Payment for shares may be made by the Optionee in cash or by delivering shares of Common Stock equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, or any combination of the foregoing.

7.8 VOTING AND DIVIDEND RIGHTS. No Option shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his or her name is recorded on Bancorp's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.


                                  ARTICLE VIII
                         ADJUSTMENTS FOR CAPITAL CHANGES

The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by Bancorp. If, upon a merger, consolidation, reorganization, liquidation, recapitalization, or the like of Bancorp, the shares of Common Stock shall be exchanged for other securities of Bancorp or of another corporation, each recipient of an Option shall be entitled, subject to the Plan's conditions, to purchase or acquire such number of shares of Common Stock or amount of other securities of Bancorp or such other corporation as were exchangeable for the number of shares of Common Stock of Bancorp which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


                                   ARTICLE IX
                     AMENDMENT AND TERMINATION OF THIS PLAN

The Board may, by resolution and at any time, terminate, amend or revise this Plan, subject to the condition that the stockholders of Bancorp must approve or ratify any such amendment or revision whenever required under applicable laws, rules or regulations, or whenever deemed advisable by the Board for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable



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stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan as specifically authorized herein.


                                    ARTICLE X
                                   WITHHOLDING

Bancorp may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, Bancorp may require the Optionee to pay to Bancorp the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option.


                                   ARTICLE XI
                          EFFECTIVE DATE; TERM OF PLAN

11.1 EFFECTIVE DATE. This Plan shall become effective on March 14, 1994, the day that this Plan was adopted by the Board of Directors (the "Effective Date"), and Options may be granted as of or after the Effective Date, and prior to the date of termination, of this Plan.

11.2 TERM. Unless sooner terminated, this Plan shall remain in effect for a period of fifteen (15) years ending on the fifteenth (15th) anniversary of the Effective Date. Termination of this Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                   ARTICLE XII
                            STOCKHOLDER RATIFICATION

Bancorp shall submit this Plan and all then-outstanding awards hereunder to stockholders for ratification at a meeting of stockholders of Bancorp held within twelve (12) months following the Effective Date in order to meet the requirements of the Nasdaq Stock Market for quotation of the Common Stock on the National Market System.


                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Delaware.

13.2 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.



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                                   SCHEDULE A

                          GRANT AUTHORIZATION SCHEDULE

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                             NO. OF SHARES SUBJECT TO
     NAME OF OPTIONEE               OPTION                 DATE OF GRANT             DATE(S) FIRST
                                                                                      EXERCISABLE
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



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



        The Option grants listed above are hereby approved by the Board of Directors of Glacier Bancorp, Inc. on this ___ day of _____________________,
________.



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Name:_____________________________        Name:_________________________________



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